EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2023, with respect to the consolidated financial statements included in the Annual Report of Dolphin Entertainment, Inc. on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said report in these Registration Statements of Dolphin Entertainment, Inc. on Form S-1 (File No. 333-267336) and Form S-8 (File No. 333-219770).

/s/ GRANT THORNTON LLP

Fort Lauderdale, Florida

March 31, 2023